Exhibit 10.13
CLARIFICATION DATED APRIL 27, 2010 BETWEEN IRVINE SENSORS CORPORATION AND LONGVIEW
CLARIFICATION TO
AGREEMENT, CONSENT AND WAIVER
     This Clarification (this “Clarification”) to the Agreement, Consent and Waiver by and between the Company and Longview dated as of April 9, 2010 (the “Agreement”), is made as of April 27, 2010 by and between the Company and Longview. Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.
     WHEREAS, the Company entered into the Agreement and agreed to the contingent issuance of the Contingent Securities as an inducement to obtain Longview’s consent to the Looney Settlement and Looney Note;
     WHEREAS, the Company also agreed to issue the Waiver Securities as an inducment to obtain Longview’s waiver of the Accumulated Dividends; and
     WHEREAS, the Parties wish to clarify (i) the value of the Contingent Securities and (ii) the value of the Waiver Securities.
     NOW, THEREFORE, the Parties agree that (i) the value of the Contingent Securities at the time the Parties entered into the Agreement was $0.30 per share, and (ii) the value of the Waiver Securities at the time the Parties entered into the Agreement was $0.30 per share.
     IN WITNESS WHEREOF, the parties have executed this Clarification as of the date first written above.

IRVINE SENSORS CORPORATION
By:	/c/ John J. Stuart, Jr.
	Name:	John J. Stuart, Jr.
	Title:	Chief Financial Officer

LONGVIEW FUND, L.P.
By:	/c/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	CFO — Investment Adviser